Report of
Independent
Registered Public
Accounting Firm

To the Board
of Trustees of
Money Market
Obligations Trust
and
Shareholders
of TaxFree Instruments
Trust
In planning and
performing our
audit of the
financial statements
of TaxFree Instruments
Trust a
portfolio of Money
 Market Obligations
Trust the Trust as
of and for the year
ended March
31 2008 in accordance
with the standards of
the Public Fund
Accounting Oversight
Board
United States we
considered the Trusts
internal control over
financial reporting
including
controls over safeguarding
securities as a basis for
designing our auditing
procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the
requirements of Form NSAR
but not for the purpose of
expressing an opinion on the
effectiveness of the Trusts
internal control over financial
reporting Accordingly we
express
 no
such opinion
The management of the Trust
is responsible for
establishing
and maintaining effective
internal
control over financial
reporting
In fulfilling this
responsibility
estimates and judgments
 by
management are required
to assess the expected
benefits and related
costs of controls A
Trusts
internal control over
financial reporting is
a process designed to
provide reasonable
assurance
regarding the reliability
of financial reporting
and the preparation of
financial statements for
external purposes in
accordance with generally
accepted accounting
principles A Trusts internal
control over financial
reporting includes those
policies and procedures
that 1 pertain to the
maintenance of records
that in reasonable detail
accurately and fairly
reflect the transactions
and dispositions of the
assets of the Trust 2
provide reasonable
assurance that transactions
 are
recorded as necessary
to permit preparation of
 financial statements in
accordance with generally
accepted accounting
principles and that
receipts and expenditures
of the Trust are being made
only in accordance with
authorizations of management
and directors of the
Trust and 3 provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition
use or
disposition of a Trusts
assets that could have a
material effect on the
financial statements
Because of its inherent
limitations internal
control over financial
reporting may not prevent or
detect misstatements Also
projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions
or that
the degree of compliance
with the policies or
procedures may deteriorate
A deficiency in internal
control over financial
reporting exists when
the design or operation
of a
control does not allow
management or employees
in the normal course of
performing their
assigned functions to
prevent or detect
misstatements on a
timely basis A material
weakness is
a deficiency or a
combination of deficiencies
in internal control over
financial reporting such
that there is a reasonable
possibility that a material
misstatement of the Trusts
annual or interim
financial statements will
not be prevented or
detected on a timely basis
Our consideration of the
Trusts internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and would
not necessarily disclose all
deficiencies in
internal control that might
be material weaknesses under
standards established by the
Public
Fund Accounting Oversight
Board United States However
we noted no deficiencies
in the
Trusts internal control over
financial reporting and its
operation including controls
over
safeguarding securities that
we consider to be a material
weakness as defined above as
of March
31 2008
This report is intended solely
for the information and use of
management and the Board of
Trustees of the Trust and the
Securities and Exchange
Commission and is not
intended to be and
should not be used by anyone
other than these specified parties



Ernst & Young LLP


Boston Massachusetts
May 20 2008